CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-253632) and Form S-8 (Nos. 333-103887; 333-104203; 333-109288; 333-113427; 333-127327; 333-143639; 333-145859; 333-155338; 333-162565; 333-170525; 333-176732; 333-183806; 333-197839; 333-220458) of HSBC Holdings plc of our report dated February 23, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/ PricewaterhouseCoopers LLP London, United Kingdom February 23, 2022 PricewaterhouseCoopers LLP, 7 More London Riverside, London, SE1 2RT T: +44 (0) 2075 835 000, F: +44 (0) 2072 127 500, www.pwc.co.uk PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.